UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 3, 2006 (December 29, 2005)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont   05654
      (Address of principal executive offices)        (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On December 29, 2005, the Company signed an Asset Purchase Agreement and completed the sale of the real and personal property comprising four retail locations located in Middletown, Manalapan, Toms River and Jamesburg, New Jersey, to Joseph Uras Monument Corporation. Joseph Uras Monument Corporation is controlled by Joseph M. Uras, the former manager of the four retail locations in New Jersey. The purchase price for the assets sold was $850,000, paid at the closing. A gain of approximately $100,000 will be recognized on the transaction. Te foregoing description of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement and related exhibits attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events

On January 3, 2006, the Company issued a press release announcing the sale of the four retail locations in New Jersey. The Company also provided an updated on the sale of granite blocks to China by the Company's Quarry Division.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Asset Purchase Agreement (Joseph Uras Monument) dated December 29, 2005.

	99.1	Press Release dated January 3, 2006.

ROCK OF AGES CORPORATION

 FORM 8-K

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: January 3, 2006	By: /s/ Michael B. Tule Michael B. Tule Vice President/General Counsel

 Exhibit Index

Number	Description

10.1	Asset Purchase Agreement (Joseph Uras Monument) dated December 29, 2005

99.1	Press Release dated January 3, 2006